Exhibit 10.4   Promissory Note Between Floridino's Inc. and
               Raffles Toho Inc.


                         PROMISSORY NOTE

On the 31st day of December, 1998, Floridino's Inc., agrees to pay Raffles Toho, Inc., forty five thousand three hundred eighty eight dollars and no cents ($45,388.00) at the rate of 8.25 percent per annum. A balloon payment will be due on the 1st day of January, 2000.



                                  ____________________________
                                  Nick Pirgousis, President
                                  Floridino's Inc.